SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2013

General Sales and Leasing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16445 North 91st St., Suite 103, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 637-8536

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Further to our announcement on November 12, 2013 of our firm intention to make an offer for the entire issued and to be issued ordinary share capital of Xenetic Biosciences plc (“Xenetic”) to be effected by means of a Scheme of Arrangement under Part 26 of the Companies Act in the UK, on November 21, 2013 we posted the Scheme document to the Xenetic shareholders (and, for information only, to participants in the Xenetic Share Option Schemes). The Scheme Document incorporates the Equivalent Document which provides additional information about our company to the Xenetic shareholders.

The Scheme Document contains a notice to Shareholders convening the Court Meeting and General Meeting of Xenetic to be held at the offices of Pinsent Masons LLP, 30 Crown Place, London, EC2A 4ES, United Kingdom at 10.00 a.m. and at 10.30 a.m. Greenwich Mean Time respectively on December 17, 2013 for the purpose of considering and, if thought fit, passing various resolutions necessary to effect the Scheme and other matters set out in the notices of the relevant meetings.

A copy of the Scheme Document (including the Equivalent Document) along with the announcement of the posting of the Scheme Document are attached to this Current Report on Form 8-K as Exhibits 9.1 and 9.2, and incorporated herein by reference.

We reaffirm that there can be no assurance that the Acquisition of Xenetic will be approved and effectuated. This posting of the Scheme Document is merely the next step in our proposed acquisition of Xenetic.

SECTION 9 – FINANCIAL STAETMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
9.1 9.2	Scheme Document (including the Equivalent Document) Announcement of Posting of Scheme Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Sales and Leasing, Inc.

/s/ Ari Nagler

Ari L. Nagler

President and Chief Executive Officer

Date: November 20, 2013

2